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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65042) as amended by Post-Effective Amendment No.1, pertaining to The PNC Financial Services Group, Inc. Incentive Savings Plan, of our reports
(a) dated January 31, 2001, with respect to the consolidated financial statements of The PNC Financial Services Group, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, (b) dated May 24, 2001, with respect to the financial statements and schedules of the PNC Retirement Savings Plan included in its Annual Report on Form 11-K for the fiscal year ended December 31, 2000, and (c) dated May 24, 2001, with respect to the financial statements and schedules of The PNC Financial Services Group, Inc. Incentive Savings Plan included in its Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


December 4, 2001
Pittsburgh, Pennsylvania



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